UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than the Registrant	☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TWO HARBORS INVESTMENT CORP.
(Name of Registrant as Specified In Its Charter)

UWM HOLDINGS CORPORATION

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials

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Filed by UWM Holdings Corporation
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Two Harbors Investment Corp.
Commission File No.: 001-34506

The following press release was issued by UWM Holdings Corporation on June 4, 2026:

UWMC Reaffirms Commitment to Premium Proposal to Acquire Two Harbors for $12.50 Per Share in Cash with Stock Election

TWO Board Continues to Delay, Extending Poor Governance and Oversight

UWMC Is Open to Changes or Enhancements to Its Proposal Through Open Engagement with TWO

PONTIAC, Mich. & NEW YORK June 4, 2026 — UWM Holdings Corporation (“UWMC” or the “Company”) (NYSE: UWMC), today issued an open letter to the stockholders of Two Harbors Investment Corp. (“Two Harbors” or “TWO”) (NYSE: TWO) regarding the TWO Board’s continued efforts to salvage TWO’s inferior proposed merger with CrossCountry Mortgage, LLC ("CrossCountry" or "CCM"), despite having twice held meetings that failed to secure stockholder approval for the proposed CCM transaction.

Full text of the letter follows below.

An Open Letter to the Stockholders of Two Harbors Investment Corp

Dear Two Harbors Stockholders:

Since the original date of the special meeting to vote on the inferior proposed CCM transaction, your Chairman and Board have executed consecutive adjournments, prolonging their misguided attempt to salvage an inferior CCM deal that has twice failed to garner the necessary stockholder support. You have made it clear to the TWO Board that this deal does not provide maximum value and should not be approved, but your message has fallen on deaf ears.

Your Board is relying on delay tactics that it hopes will wear down stockholders into accepting a less valuable transaction, even though UWMC’s superior proposal has been and continues to be on the table. This is the opposite of a value-maximizing process for TWO stockholders. We continue to urge all TWO stockholders to stand firm against the egregious conduct of this Board, vote AGAINST the CCM transaction – in line with the recommendations of ISS, Glass Lewis, and Egan-Jones – and to continue to demand good faith engagement with UWMC. Only persistent standing fast and continued vote AGAINST can assure TWO stockholders maximization of value for their shares.

UWMC remains committed to the proposal we sent to the TWO Board on May 11, under which we would acquire all outstanding TWO shares for $12.50 per share in cash, or if a shareholder chooses, 2.3328 shares of UWMC stock. In addition, despite the lack of engagement from the TWO Board, we reiterate our willingness to negotiate in good faith around a deal that best serves TWO stockholders.

UWMC’s Offer Remains Clearly Superior

The superiority of UWMC’s offer remains clear:

	UWMC May 11 Proposal	CCM’s Best and Final Proposal
Cash Election	$12.50 per share	$12.00 per share
Stock Election	2.3328 UWMC Class A shares	None
Shareholders Receive TWO Q2 Dividend	$0.34 per share expected (based on previous dividends)	$0.34 per share expected (based on previous dividends)
Pro-Rated Stub Dividend	Up for negotiation through open engagement	Value uncertain; dependent on closure timing
Opportunity for More Value	Open to adjusting deal terms upon open engagement	None

Put simply, CCM’s best and final proposal undoubtedly falls short of the superior stockholder value to be delivered by UWMC.

Meanwhile, CCM’s latest public statement calls into question its own commitment to the deal. In addition to stating that its current, inferior proposal is its “best and final offer,” CCM stated that it “will not pursue a deal at all costs; there are other strategic alternatives available.” We agree. For TWO stockholders, the other – and best – strategic alternative available is to engage with UWMC to maximize value. As noted before, the TWO Board has the ability under its agreement with CCM, and the obligation under the law, to at least determine that our offer is capable of being superior and engage with us to make sure that indeed it is – the TWO Board has been consistently reluctant to take even this basic step.

UWMC is Open to Modifying Terms Through Open Engagement

CCM’s proposal now appears to be set in stone, but even if it were not, TWO stockholders could never be certain that they would be achieving maximum value without open engagement with UWMC.

UWMC is prepared to consider enhancements to our terms if the TWO Board is willing to engage. UWMC remains open to addressing concerns around UWMC’s proposed stock election feature, including adjustments to the default mechanism, or other structural concerns if TWO will finally listen to its stockholders and engage in good faith with UWMC. For example, UWMC is willing to consider an adjustment to its default election mechanism such that smaller stockholders who hold less than a maximum number of shares would receive whichever is the higher value between cash or UWMC shares, guaranteeing the default election will provide maximum value to smaller retail stockholders. Other enhancements can only be realized through open engagement. All it takes is making a determination that our offer could be superior and picking up the phone to call us.

As such, we continue to urge all stockholders to vote and continue to vote AGAINST the CCM deal on June 11 on UWMC’s BLUE proxy card to reject the value-minimizing process of the TWO Board.

How to Vote

UWMC reaffirms its recommendation that TWO stockholders should vote AGAINST the proposed CCM transaction on UWMC’s BLUE proxy card and urge the TWO Board to engage with UWMC as its best path to maximize value for TWO stockholders.

UWMC encourages all TWO stockholders to review its definitive proxy statement on file with the SEC for more detail about why voting AGAINST the CCM transaction helps maximize value for stockholders.

We urge all TWO stockholders to VOTE AGAINST Two Harbors’ CCM Merger Proposal, AGAINST the Non-Binding Compensation Advisory Proposal and AGAINST the Adjournment Proposal according to the instructions on UWMC’s BLUE Proxy Card today to preserve the opportunity to achieve greater value by engaging with UWMC’s superior proposal.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitor, Okapi Partners, by calling (844) 343-2621 (Toll Free for stockholders) or (212) 297-0720 (For Banks and Brokers), or by email at info@okapipartners.com.

VOTE AGAINST THE PROPOSED CCM MERGER ON THE BLUE PROXY CARD TODAY!

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN!

We thank you for your attention. We remain prepared to negotiate a better deal for TWO stockholders and execute a transaction that delivers superior value promptly.

Sincerely,

UWM HOLDINGS CORPORATION

Adam Wolfe
Corporate Secretary

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 11 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; and (iii) the benefits of a proposed transaction. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWM’s ability to sell loans in the secondary market; (viii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWM’s ability to continue to attract and retain its broker relationships; (xvi) UWM’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; and (iii) the benefits of a proposed transaction. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWM’s ability to sell loans in the secondary market; (viii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWM’s ability to continue to attract and retain its broker relationships; (xvi) UWM’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Participants in the Solicitation

UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies from Two Harbors stockholders in respect of a solicitation and proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 24, 2026, for its 2026 annual meeting of stockholders (the “UWMC 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2026 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2026 Proxy and are available at the SEC’s website at www.sec.gov.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT
BLAKE KOLO
InvestorRelations@uwm.com

Bruce Goldfarb/Chuck Garske/Jeremy Provost
Okapi Partners
212-297-0720
info@okapipartners.com

MEDIA CONTACT
NICOLE ROBERTS
Media@uwm.com

Paul Caminiti/Hugh Burns/Nicholas Leasure
Reevemark
212-433-4600
UWM-Team@Reevemark.com